EXHIBIT 99.1

Einstein Noah Restaurant Group Reports Solid Growth in Comparable Store Sales and Net Income

Selected Third Quarter Highlights:

•                  5.2% increase in comparable store sales at company-owned restaurants.

•                  12th consecutive quarter of positive comparable store sales growth.

•                  Average unit volume for company-owned stores increased to $898,000 for trailing 12 months.

•                  4.8% revenue growth to $100.4 million.

•                  557% net income growth to $4.9 million, or $.30 diluted EPS.

•                  8.7% increase in restaurant gross profit to $18.5 million.

•                  Operating income up 24% to $6.8 million.

•                  Opened 3 new company-owned restaurants and 7 new licensed locations.

LAKEWOOD, Colorado — Einstein Noah Restaurant Group, Inc. (Nasdaq-BAGL) today announced strong results for its third quarter and nine-month period ended October 2, 2007.  The Company posted significant profit growth driven by positive comparable store sales, higher restaurant gross profit and flat operating expenses.

“We are aggressively executing our growth strategy and producing solid financial and operational results,” said Paul Murphy, president and CEO.  “We continue to see exceptional results from the 23 company-owned restaurants that we upgraded in late 2006.  These restaurants delivered comparable store sales increases of 16.3% and 11.4% for the third quarter and fiscal year to date periods, respectively.  In the fiscal year to date, we have recently completed the upgrade of an additional 26 company-owned restaurants.  The performance of these recently upgraded restaurants is consistent with the results of our 2006 upgrades.  With a solid business strategy, strong revenue and earnings growth and a high quality workforce, we believe we are well positioned to drive shareholder value well into the future.”

Third Quarter Business Review

Comparable store sales grew by 5.2% in the third quarter — the Company’s 12th consecutive quarter of sales growth in company-owned restaurants.  Our strong comparable store sales growth demonstrates the appeal of our brands, menu offerings and neighborhood atmosphere in our restaurants.

Third quarter total revenues grew by 4.8% to $100.4 million from $95.8 million in the same quarter last year.  Revenue from company-owned restaurant sales increased 4.3% to $93.0 million from $89.2 million despite the planned closure of two underperforming company-owned restaurants, which resulted in six fewer company-owned restaurants in the third quarter of 2007 versus the same quarter last year.  Average unit volume in company-owned stores increased to $898,000 for the trailing 12 months.

Gross profit in the third quarter increased 7.7% to $19.5 million from $18.1 million.  The primary growth driver was company-owned restaurant gross profit, which grew by 8.7% to $18.5 million from $17.0 million.  Restaurant gross profit as a percentage of company-owned restaurant sales was 19.9% compared to 19.1% in the prior year, despite increases in agricultural based commodity costs and hourly labor rates.

Total operating expenses increased by 0.6% in the third quarter to $12.7 million from $12.6 million as the Company continued to carefully manage its cost structure while executing its growth program.  General and administrative expense was essentially flat year-over-year while a $228,000 increase in depreciation and amortization was partially offset by lower costs in the categories of loss on sale, disposal or abandonment of assets and impairment and related charges.

The Company reported operating income of $6.8 million, up 24.1% from $5.5 million in the third quarter last year.  The higher operating income, combined with lower interest costs resulting from the recent debt restructuring, resulted in a 557% increase in net income in the third quarter — to $4.9 million, or $0.31 basic earnings per share and $0.30 diluted earnings per share, from $752,000 or $0.07 basic and diluted earnings per share, in the same quarter last year.

The Company generated $19.3 million in cash from operations year-to-date versus $9.4 million through the first nine months of 2006.  As of October 2, 2007, the Company had an unrestricted cash balance of approximately $12.0 million.

“We are pleased with our third quarter and year-to-date financial results,” said Rick Dutkiewicz, chief financial officer.  “With the proceeds from our secondary offering in the second quarter, we paid off higher interest rate debt and amended our first lien credit facility with more favorable interest rates.  As a result, in the third quarter our interest expense declined 63.1%, to $1.8 million from $4.7 million in the same quarter last year.  This enhanced earnings power, combined with steady growth in comparable store sales and improved company-owned store gross margins, delivered our bottom line results and significantly strengthened our balance sheet.  With an aggressive development and upgrade program underway and a disciplined approach to managing our cost structure, we are optimistic about our ability to continue to build shareholder value over the long term.”

Fourth Quarter Outlook

Paul Murphy noted, “We continue to be pleased with our comparable store sales performance at a time when the restaurant industry is experiencing a fair measure of headwinds.  Additionally, we have a robust pipeline of new company-owned restaurants, as well as franchise and license opportunities for 2008.  We also expect to continue to benefit from our upgrade program.”

“The rising cost of agricultural commodities as well as the recent catastrophic fires in southern California have put substantial pressure on operating margins for the fourth quarter of 2007 as well as early 2008.  We estimate that the cost of agricultural commodities in general, and wheat specifically, will result in approximately $1.3 to $1.4 million additional costs compared with the fourth quarter of fiscal 2006.  In addition, we anticipate that the impact of the southern California fires on our store performance in that market will reduce our restaurant operating profits by approximately $100,000 to $200,000 in the fourth quarter.”

“We have recently entered into a partnership with Cargill Incorporated to better manage the risk associated with agricultural commodity costs.  The Cargill partnership is expected to provide cost certainty on a substantial portion of our 2008 commodity requirements.  With these costs now known, we intend to implement price increases in early 2008 to offset the adverse impact of these increased costs and maintain our margins.”

“Our focus will be to continue to deliver an exceptional guest experience while putting in place those business initiatives to limit our risk to adverse agricultural commodities and implement well thought out pricing adjustments.”

Conference Call

The Company will conduct a conference call and Webcast today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time).

The call-in numbers for the conference call are 877-381-6509 for domestic toll free and 706-679-7388 for international.  The conference ID number is 23626166.  A telephone replay will be available through November 22, 2007, and may be accessed by calling 800-642-1687 for domestic toll free or 706-645-9291 for international.  The conference ID number is 23626166.

To access a live Webcast of the call, please visit Einstein Noah’s Website at www.einsteinnoah.com.  A replay of the Webcast will be available on the Website through December 7, 2007.

About Einstein Noah Restaurant Group, Inc.

Einstein Noah Restaurant Group is the largest owner/operator, franchisor and licensor of bagel specialty restaurants in the United States.  The Company has approximately 600 restaurants in 36 states and the District of Columbia under the Einstein Bros. Bagels, Noah’s New York Bagels and Manhattan Bagel brand.  Einstein Noah’s product offerings include fresh bagels and other bakery items baked on-site, made-to-order breakfast and lunch sandwiches on a variety of bagels and breads, gourmet soups and salads, decadent desserts, premium coffees, and an assortment of snacks.  The Company’s manufacturing and commissary operations prepare and assemble consistent, high-quality ingredients that are delivered fresh to its restaurants. More information is available on the Company’s website at www.einsteinnoah.com.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “expectations,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target”, “trend” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements.  These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements.  These factors include but are not limited to (i) the results for period over period revenue, gross profit, operating income, net income, depreciation and amortization, and comparable store sales are not necessarily indicative of future results and are subject to shifting consumer preferences, economic conditions, weather, and competition, among other factors; (ii) the results for the 2007 third quarter are not necessarily indicative of future results, which are subject to a variety of factors, including consumer preferences and the economy and increasing utility and other costs, and other seasonal effects; (iii) continued annual interest savings is dependent upon LIBOR and prime rates remaining stable; (iv) the ability to upgrade restaurants is dependent on available capital, available space, store layouts, availability of contractors and materials, and the ability to obtain necessary permits and licenses; (v) the results of restaurants upgraded during 2007 matching or exceeding results of 2006 upgrades and benefits from the upgrade program are dependent upon consumer acceptance, and all of the factors discussed in this paragraph; (vi) the ability to develop and open new company-owned, licensed and franchise restaurants and continue our development program for company-owned restaurants and opportunities for franchise and licensed locations are  dependent upon the availability of capital, the availability of desirable locations, reaching favorable lease terms, as well as the availability of contractors and materials, and ability to obtain necessary permits and licenses; (vii) the ability to implement our growth initiatives is dependent on many factors including our ability to train personnel, the availability of products, our ability to develop new menu items and to produce those items in the restaurants, and the availability of capital and consumer acceptance; (viii) our estimates of the impact of commodity prices and the recent fires are subject to a variety of factors:  commodity prices are affected by weather, fluctuations in demand, alternative uses for land, among others; fires and their after effects influence consumer behavior, among other factors; (ix) our ability to manage costs is subject to a variety of factors mentioned herein including the cost of labor and raw materials; (x) our ability to implement price increases, among other factors, is subject to consumer acceptance; (xi) our ability to deliver an exceptional guest experience is dependent on several factors including our hospitality initiatives; (xii) our optimism and belief that we are well-positioned to build shareholder value are subject to all of the factors in this paragraph and the ability to build shareholder value is subject to stock market conditions, investor preferences, the ability to continue expanding operations and improving the Company’s revenue and profitability, and other performance factors.  These and other risks are more fully discussed in the Company’s SEC filings.  These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-393-7044

jay@pfeifferhigh.com

Rick Dutkiewicz

Chief Financial Officer

303-568-8004

rdutkiewicz@einsteinnoah.com

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THIRD QUARTER AND YEAR TO DATE PERIODS ENDED OCTOBER 3, 2006 AND OCTOBER 2, 2007

(in thousands, except earnings per share and related share information)

(unaudited)

	Third quarter ended:		Year to date ended:
	October 3,	October 2,	October 3,	October 2,
	2006	2007	2006	2007
Revenues:
Company-owned restaurant sales	$89,213	$93,026	$271,300	$276,283
Manufacturing and commissary revenues	5,257	5,910	15,725	17,409
Franchise and license related revenues	1,282	1,442	3,759	3,996

Total revenues	95,752	100,378	290,784	297,688

Cost of sales:
Company-owned restaurant costs	72,187	74,527	219,677	221,116
Manufacturing and commissary costs	5,445	6,330	15,952	17,132

Total cost of sales	77,632	80,857	235,629	238,248

Gross profit	18,120	19,521	55,155	59,440

Operating expenses:
General and administrative expenses	9,750	9,794	30,038	31,381
Depreciation and amortization	2,640	2,868	14,238	7,910
Loss (gain) on sale, disposal or abandonment of assets, net	193	25	206	429
Impairment charges and other related costs	51	28	134	213

Income from operations	5,486	6,806	10,539	19,507
Other expense:				—
Interest expense, net	4,749	1,752	14,670	10,685
Write-off of debt discount upon redemption of senior notes	—	—	—	528
Prepayment penalty upon redemption of senior notes	—	—	4,800	240
Write-off of debt issuance costs upon redemption of senior notes	—	—	3,956	2,071
Other	(15)	—	(5)	—

Income (loss) before income taxes	752	5,054	(12,882)	5,983

Provision for income taxes	—	111	—	158

Net income (loss)	$752	$4,943	$(12,882)	$5,825

Net income (loss) per common share — Basic	$0.07	$0.31	$(1.25)	$0.46
Net income (loss) per common share — Diluted	$0.07	$0.30	$(1.25)	$0.43

Weighted average number of common shares outstanding:
Basic	10,593,085	15,772,931	10,276,464	12,718,051
Diluted	11,036,527	16,572,486	10,276,464	13,436,884

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED BALANCE SHEETS

AS OF JANUARY 2, 2007 AND OCTOBER 2, 2007

(in thousands, except share information)

(unaudited)

	January 2,	October 2,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$5,477	$11,991
Restricted cash	2,403	1,747
Franchise and other receivables, net of allowance of $505 and $478, respectively	6,393	6,281
Inventories	4,948	5,210
Prepaid expenses and other current assets	4,529	5,029
Assets held for sale	1,144	—
Total current assets	24,894	30,258

Restricted cash long-term	284	278
Property, plant and equipment, net	33,889	43,266
Trademarks and other intangibles, net	63,806	63,806
Goodwill	4,875	4,875
Debt issuance costs and other assets, net	5,406	3,788

Total assets	$133,154	$146,271

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,347	$6,555
Accrued expenses	25,855	22,780
Short term debt and current portion of long-term debt	3,605	1,180
Current portion of obligations under capital leases	76	78
Total current liabilities	32,883	30,593

Senior notes and other long-term debt, net of discount	166,556	89,155
Obligations under capital leases	124	64
Other liabilities	8,822	10,164
Mandatorily redeemable, Series Z Preferred Stock, $.001 par value, $1,000 per share liquidation value; 57,000 shares authorized; 57,000 shares issued and outstanding	57,000	57,000

Total liabilities	265,385	186,976

Commitments and contingencies (see Note 10)

Stockholders’ deficit:
Series A junior participating preferred stock, 700,000 shares authorized; no shares issued and outstanding
Common stock, $.001 par value; 25,000,000 shares authorized; 10,596,419 and 15,812,879 shares issued and outstanding	11	16
Additional paid-in capital	176,797	262,493
Accumulated deficit	(309,039)	(303,214)
Total stockholders’ deficit	(132,231)	(40,705)

Total liabilities and stockholders’ deficit	$133,154	$146,271

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR TO DATE PERIODS ENDED OCTOBER 3, 2006 AND OCTOBER 2, 2007

(in thousands)

(unaudited)

	October 3,	October 2,
	2006	2007
OPERATING ACTIVITIES:
Net income (loss)	$(12,882)	$5,825
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,238	7,910
Stock based compensation expense	546	1,588
Loss, net of gains, on disposal of assets	206	429
Impairment charges and other related costs	134	213
Provision for losses on accounts receivable, net	158	25
Amortization of debt issuance and debt discount costs	620	545
Write-off of debt issuance costs	3,956	2,071
Write-off of debt discount	—	528
Paid-in-kind interest	1,113	904
Changes in operating assets and liabilities:
Franchise and other receivables	(509)	87
Accounts payable and accrued expenses	1,832	1,973
Other assets and liabilities	9	(2,829)

Net cash provided by operating activities	9,421	19,269

INVESTING ACTIVITIES:
Purchase of property and equipment	(10,570)	(18,255)
Proceeds from the sale of equipment	165	1,166

Net cash used in investing activities	(10,405)	(17,089)

FINANCING ACTIVITIES:
Proceeds from secondary common stock offering	—	90,000
Costs incurred with offering of our common stock	—	(6,666)
Proceeds from line of credit	24	—
Repayments of line of credit	(24)	—
Payments under capital lease obligations	(34)	(58)
Repayment of notes payable	(160,000)	—
Borrowings under First Lien	80,000	11,900
Repayments under First Lien	(950)	(700)
Borrowing under Second Lien	65,000	—
Repayments under Second Lien	—	(65,000)
Borrowings under Subordinated Note	24,375	—
Repayments under Subordinated Note	—	(25,000)
Debt issuance costs	(4,916)	(921)
Proceeds upon stock option and warrant exercises	187	779

Net cash provided by financing activities	3,662	4,334

Net increase in cash and cash equivalents	2,678	6,514
Cash and cash equivalents, beginning of period	1,556	5,477
Cash and cash equivalents, end of period	$4,234	$11,991